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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20459

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          ST ASSEMBLY TEST SERVICES LTD
                          -----------------------------
             (Exact name of registrant as specified in its charter)

Republic of Singapore                                       Not applicable
---------------------                                       --------------
(State of incorporation                                     (I.R.S. Employer
or organization)                                            Identification No.)


                               5 YISHUN STREET 23
                                SINGAPORE 768442
                                ----------------
          (Address of principal executive offices, including Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

                                                        Name of each exchange on
Title of each class                                     which each class is to
to be so registered                                     be registered
-------------------                                     ------------------------

        NONE                                                     NONE

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.

     [ ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

     [X]

     Securities Act registration statement file number to which this form relates: 333-93661

     Securities to be registered pursuant to Section 12(g) of the Act:

                  Ordinary Shares, par value S$0.25 per share*
                  --------------------------------------------
                                (Title of class)

------------
* American Depositary Shares, each representing ten Ordinary Shares are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6 and accordingly are exempt from registration under Section 12(g) of the Securities and Exchange Act of 1934, as amended, pursuant to rule 12g3-2(c) thereunder.

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.   Description of Registrant's Securities to be Registered

          A complete description of the ordinary shares, par value S$0.25 per share, to be registered hereunder is contained under the headings "Description of Share Capital," "Description of American Depositary Receipts," and "Taxation" in the final prospectus filed pursuant to Rule 424(b) which forms a part of the Registration Statement on Form F-1 (File No. 333-93661) (the "Registration Statement"), including any amendment or report filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, for the purpose of updating such description. Such description is incorporated herein by reference.


Item 2.   Exhibits

          The following exhibits are filed herewith:


Exhibit No.

1. Memorandum and Form of New Articles of Association of the Registrant (incorporated by reference to Exhibit 3.1 to the Registration Statement)

2. Form of specimen certificate representing the Registrant's ordinary shares (incorporated by reference to Exhibit 4.1 to the Registration Statement)

3. Form of Deposit Agreement among the Registrant, Citibank, N.A., as Depositary, and the holders from time to time of ADRs issued thereunder (including the Form of ADR) (incorporated by reference to Exhibit 4.2 to the Registration Statement)
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                                   SIGNATURE



     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                     ST ASSEMBLY TEST SERVICES LTD


                                     By  /s/ TAN BOCK SENG
                                        --------------------------

                                     Name: Tan Bock Seng
                                     Title: Chairman and Chief Executive Officer



Date: January 24, 2000